Exhibit 99.1

News
For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Reports Results for First Quarter of 2008
Wilmington, Delaware – April 22, 2008 – Delphi Financial Group, Inc. (NYSE: DFG) announced today that net income in the first quarter of 2008 was $21.1 million or $0.42 per share, compared to $39.2 million or $0.76 per share in the first quarter of 2007.
Operating earnings (1) in the first quarter of 2008 were $25.3 million or $0.51 per share, compared to $40.9 million or $0.79 per share in the first quarter of 2007. Annualized operating return on beginning equity(2) in the first quarter of 2008 was 8.9%, compared to 15.0% in the first quarter of 2007.
Core group employee benefit premiums in the first quarter of 2008 grew 8% from the first quarter a year ago, reaching $324 million. This growth was driven by 13% increases in group disability premiums and group life premiums at Delphi’s Reliance Standard Life (RSL) subsidiary. The combined ratio in group employee benefits insurance in the first quarter of 2008 declined to 91.3% from 93.2% in the first quarter of 2007 and 92.4% for full-year 2007.
Delphi’s net investment income in the first quarter of 2008 was $32.3 million, compared to $71.3 million in the same quarter a year ago. Invested assets at March 31, 2008 were $4.8 billion, an increase of 4% from $4.6 billion at March 31, 2007. The tax equivalent yield on the Company’s investment portfolio in the first quarter of 2008 was 2.9%, compared to 6.5% in the first quarter of 2007. Diluted book value per share before accumulated other comprehensive income and loss (3) was $24.52 at March 31, 2008, compared to $22.68 at March 31, 2007 and $24.34 at December 31, 2007.
Robert Rosenkranz, Chairman and Chief Executive Officer, said, “The gratifying performance of our insurance operations was marred by obviously disappointing investment results. In part this was due to our conscious decision to raise unusually high levels of cash – some $437 million at quarter end – in anticipation of some excellent investment opportunities which we are currently taking advantage of. But the very environment that creates those opportunities was the most punishing one in recent memory for virtually all types of financial assets and investment strategies. While substantially all of Delphi’s assets are marked to market on the balance sheet, in some cases these marks flow through the income statement as well.  These assets included, among others, our investments in limited partnerships and in limited liability companies and our trading account portfolio. In the first quarter, returns on these assets were down as much as they are usually up, and the negative mark to market was the largest contributor to our investment income shortfall.”

Delphi Financial Reports Results for First Quarter of 2008	Page 2
Mr. Rosenkranz added, “We believe the strong results of our insurance businesses in the first quarter are sustainable. Based on our shortfall in the first quarter’s investment results and a less predictable environment, we are lowering our earnings guidance for the year. Assuming that the financial stresses of the first quarter prove to be as unusual as they appear, we currently expect operating earnings per share for full-year 2008 to be in a range of $3.00 to $3.30. Longer term, we continue to be optimistic about the growth prospects of our insurance businesses and our ability to capitalize on our leadership positions in our attractive niche markets. Delphi continues to have a strong balance sheet which gives us excellent financial flexibility to return value to shareholders through share repurchases. In the first quarter of 2008, Delphi repurchased 568,600 shares at a volume weighted average price of $29.95, and we have remaining authorization to repurchase 965,200 shares.”
Conference Call
On April 23, 2008 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s first quarter 2008 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on April 23, 2008. Investors can also download Delphi’s first quarter 2008 financial supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules or interpretation, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Forward-looking statements contained in the foregoing discussion are made as of the date of this press release and Delphi disclaims any obligation to update these or any other forward-looking statements.

Delphi Financial Reports Results for First Quarter of 2008	Page 3
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
(1)	Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management’s discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Redemption of junior subordinated deferrable interest debentures occur based on management’s decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management’s decision to dispose of an investment, and investment losses may be realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management’s decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. For reconciliations of the respective operating earnings amounts to the corresponding net income amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures – Reconciliation to GAAP” which follows. All per share amounts are on a diluted basis.
(2)	Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings, as defined in the preceding footnote (1) (rather than the most directly comparable GAAP measure, net income), divided by beginning shareholders’ equity. For the reasons that the Company believes that the calculation of this non-GAAP measure based upon operating earnings is useful, see such footnote. For reconciliations of the respective annualized operating return on equity amounts to the corresponding annualized net income return on equity amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures – Reconciliation to GAAP” which follows.
(3)	Diluted book value per share before accumulated other comprehensive income and loss, which is a non-GAAP financial measure, is based on shareholders’ equity excluding the effect of accumulated other comprehensive income and loss. The Company believes that, because accumulated other comprehensive income and loss fluctuates from period to period primarily due to changes in the value of its assets resulting from fluctuations in market interest rates, while the values of its liabilities are not similarly marked to market in determining diluted book value per share (the most directly comparable GAAP measure), this non-GAAP measure is useful in analyzing the Company’s operating trends. For reconciliations of the respective diluted book value per share before accumulated other comprehensive income and loss amounts to the corresponding diluted book value per share amounts for the indicated dates, see the table captioned “Non-GAAP Financial Measures – Reconciliation to GAAP” which follows.

DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended
	3/31/2008	3/31/2007
Income Statement Data

Operating earnings (Non-GAAP measure)	$25,328	$40,867
Net realized investment losses, net of taxes	(4,184)	(248)
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	(1,425)

Net income (GAAP measure)	$21,144	$39,194

Diluted results per share of common stock:
Operating earnings (Non-GAAP measure)	$0.51	$0.79
Net realized investment losses, net of taxes	(0.09)	—
Loss on redemption of junior subordinated deferrable interest debentures, net of taxes	—	(0.03)

Net income (GAAP measure)	$0.42	$0.76

Annualized operating earnings return on beginning equity (Non-GAAP measure)	8.9%	15.0%

Annualized net income return on beginning equity (GAAP measure)	7.4%	14.4%

	3/31/2008	3/31/2007
Balance Sheet Data

Shareholders’ equity, excluding accumulated other comprehensive (loss) income (Non-GAAP measure)	$1,188,918	$1,121,978
Add: Accumulated other comprehensive (loss) income	(110,843)	19,928

Shareholders’ equity (GAAP measure)	$1,078,075	$1,141,906

Diluted book value per share of common stock, excluding accumulated other comprehensive (loss) income (Non-GAAP measure)	$24.52	$22.68
Add: Accumulated other comprehensive (loss) income	(2.02)	0.36

Diluted book value per share of common stock (GAAP measure)	$22.50	$23.04

Please see footnotes 1 through 3 of the press release to which this table is attached for important information regarding these non-GAAP financial measures.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended
	3/31/2008	3/31/2007
Revenue:
Premium and fee income	$342,290	$322,247
Net investment income	32,337	71,303
Net realized investment losses	(6,436)	(382)
Loss on redemption of junior subordinated deferrable interest debentures	—	(2,192)

	368,191	390,976

Benefits and expenses:
Benefits, claims and interest credited to policyholders	242,912	238,212
Commissions and expenses	89,893	90,551

	332,805	328,763

Operating income	35,386	62,213

Interest expense:
Corporate debt	4,224	5,054
Junior subordinated debentures	3,240	—
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	404	1,284
Income tax expense	6,374	16,681

Net income	$21,144	$39,194

Basic results per share of common stock:
Net income	$0.43	$0.78

Weighted average shares outstanding	49,055	50,177

Diluted results per share of common stock:
Net income	$0.42	$0.76

Weighted average shares outstanding	50,153	51,467

Dividends paid per share of common stock	$0.09	$0.08

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	3/31/2008	12/31/2007
Assets:
Investments:
Fixed maturity securities, available for sale	$3,634,611	$3,691,694
Short-term investments	436,947	286,033
Other investments	767,563	1,010,141

	4,839,121	4,987,868

Cash	41,429	51,240
Cost of business acquired	193,361	174,430
Reinsurance receivables	391,955	402,785
Goodwill	93,929	93,929
Other assets	298,452	260,602
Assets held in separate account	118,022	123,956

Total assets	$5,976,269	$6,094,810

Liabilities and Shareholders’ Equity:
Policy liabilities and accruals	$2,418,834	$2,353,375
Policyholder account balances	1,109,886	1,083,121
Corporate debt	243,750	217,750
Junior subordinated debentures	175,000	175,000
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	20,619	20,619
Other liabilities and policyholder funds	812,083	979,599
Liabilities related to separate account	118,022	123,956

Total liabilities	4,898,194	4,953,420

Shareholders’ equity:
Class A Common Stock	488	487
Class B Common Stock	59	59
Additional paid-in capital	515,011	509,742
Accumulated other comprehensive loss	(110,843)	(42,497)
Retained earnings	844,917	828,116
Treasury stock, at cost	(171,557)	(154,517)

	1,078,075	1,141,390

Total liabilities and shareholders’ equity	$5,976,269	$6,094,810

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	3/31/2008	3/31/2007
Operating activities:
Net income	$21,144	$39,194
Adjustments to reconcile net income to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	92,314	109,180
Net change in reinsurance receivables and payables	10,184	(2,584)
Amortization, principally the cost of business acquired and investments	15,238	21,692
Deferred costs of business acquired	(33,115)	(30,387)
Net realized losses on investments	6,437	381
Net change in federal income tax liability	(16,573)	8,586
Other	1,899	(56,787)

Net cash provided by operating activities	97,528	89,275

Investing activities:
Purchases of investments and loans made	(298,167)	(408,925)
Sales of investments and receipts from repayment of loans	254,129	139,880
Maturities of investments	54,442	33,727
Net change in short-term investments	(150,914)	159,221
Change in deposit in separate account	790	(636)

Net cash used by investing activities	(139,720)	(76,733)

Financing activities:
Deposits to policyholder accounts	53,843	21,866
Withdrawals from policyholder accounts	(27,698)	(34,557)
Borrowings under revolving credit facility	29,000	38,000
Principal payments under revolving credit facility	(3,000)	(4,000)
Redemption of junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	—	(37,728)
Purchase of treasury stock	(17,040)	—
Other financing activities	(2,724)	4,431

Net cash provided (used) by financing activities	32,381	(11,988)

(Decrease) Increase in cash	(9,811)	554
Cash at beginning of period	51,240	48,204

Cash at end of period	$41,429	$48,758